EXHIBIT 10.4
                            WHOLESALE SALES AGREEMENT

This Agreement made this day of ___ day of ______________, 2001(by and between IDS Cellular, Inc., a Florida corporation, with principal place of business at 3350 N.W. 2nd Avenue, Suite A44, Boca Raton, Florida 33431, hereinafter called the "Company", and Regal Marketing International, Inc., a Florida corporation with principal place of business at 35 St. David's Way, Wellington, Florida, 33414. Hereinafter called the "Sales Organization."

         1.       Services.
                  --------

                  The Company engages the Sales Organization, and the Sales Organization agrees to act as a sales agent for the Company for the sale of AT&T Wireless Mobile Phones and Phone Plans (hereinafter referred to together as "phones").

         2.       Compensation.
                  ------------

                  (a) Company will compensate Sales Organization with a commission on each phone sold in accordance with the schedule set forth on Exhibit A.

                  (b) Compensation shall be calculated and paid in arrears on a weekly basis commencing at the end of the third full week from the date hereof.

         3.       Orders and Credit Terms.
                  -----------------------

                  (a) The Company shall have the option of accepting or rejecting any order or orders taken by the Sales Organization. Sales Organization further understands that AT&T has its own creditworthiness and other criteria for accepting or rejecting orders. No commissions shall be payable hereunder except on phone orders approved by Company and AT&T and actually shipped by Company and received, accepted and paid for by Purchaser.

                  (b) The Company reserves the exclusive right to grant credit and establish credit terms.

         4.       Expenses.
                  --------

                  (a) The Company shall finish the Sales Organization with demos and brochures for the phones, all of which the Sales Organization agrees to return to the Company and to be liable for any failure to return any portion thereof at the request of the Company.

                  (b) Sales Organization's expenses of selling in the ordinary course of business are the responsibility of Sales Organization.

         5.       Duties of Sales Organization.
                  ----------------------------

                  The Sales Organization agrees to:

                  (a) Work diligently to secure business for the Company.

                  (b) Assist the Company in the collection of amounts owed by customers for the Products sold on credit to the extent reasonable.

                  (c) Submit to the Company such reports as it may reasonably request form.

                  (d) Provide all potential customers with all Company contact information.


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         6.       Terms and Termination.
                  ---------------------

                  (a) The term of this Agreement shall be for a period of one
(1) year from the date hereof.

                  (b) Either party shall have the right to terminate this Agreement prior to the expiration of the term upon Thirty (30) days written notice.

                  (c) In the absence of a 30-day written notice prior to the expiration of the term, this Agreement shall be automatically renewed from year to year subject to the terms and provisions as contained herein.

         7.       Reports.
                  -------

                  (a) The Company agrees to furnish Sales Organization with a quarterly statement on or before the last day of the month Wowing the close of the quarter covering the amount of sales for the previous quarter, and the amount of commissions earned by Sales Organization for that quarter. Any balance due Sales Organization above the percent of commission already paid weekly shall be payable at the time the statement is rendered.

                  (b) In the event of termination of services, the Sales Organization shall receive commissions on all orders and sales as provided in
Section 2, even though the shipments thereof are not made until after such termination of services.

         8.       Exclusivity.
                  -----------

                  The Sales Organization shall not carry additional competing lines without full knowledge and consent of the Company.

         9.       Independent Contractor.
                  ----------------------

                  The Sales Organization will serve as an independent contractor and be responsible to pay all applicable Social Security, withholding, and other national and international taxes, licensing fees and other governmental charges if any. The Sales Organization will bear all expenses incurred in its sales endeavors except for those for which the Company agrees in writing to pay. If Sales Organization has any agents or employees, it shall be responsible for all taxes and insurance or such agents or employees, including any workers' compensation and/ or employer's liability insurance as may be usual and customary and/or required under local law or practice.

         10.      Legal Matters.
                  -------------

                  (a) Sales Organization shall not assign its interest under this Agreement without prior written consent of the Company.

                  (b) The Sales Organization will not make and shall not have authority to make any representations, warranties or commitments binding the Company without the prior written consent of the Company.

                  (c) Sales Organization shall indemnify and hold the Company harmless from any and all liability, cost, legal fees and/or damages associated with or arising from Sales Organization's activities in connection with this Agreement.


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                  (d) Any and all proprietary information and knowledge gained by Sales Organization or its employees, agents, principals, officers or directors from the relationship created hereby, including but not limited to customer lists and contacts, trade secrets and product-related knowhow, shall remain confidential and cannot be used upon termination of his Agreement.

                  (e) Sales Organization or its employees, agents, principals, officers or directors (if applicable) shall not compete with the Company for a period of one year after termination of this Agreement.

         11.      Non-Waiver.
                  ----------

                  The parties hereto agree CIM failure by either party to strictly enforce any provision of this Agreement shall not constitute a waiver or an estoppel, not preclude either party from subsequent strict enforcement of any or all provisions hereof.

         12.      Attorneys' Fees.
                  ---------------

                  In any action, litigated or arbitrated, declaratory or otherwise arising out of this Agreement, the successful party shall be awarded reasonable attorney's fees to be paid by the losing party.

         13.      Entire Agreement/Amendments.
                  ---------------------------

                  The parties here to agree that this Agreement constitutes and expresses the whole agreement of the parties with reference to the reference to the representation and compensation for or in respect to the Sales Organization's efforts on behalf of the Company, and all promises, undertaking, representations, agreements, and understandings and arrangements entered into the parties herein. No alterations or variations of the terms of this Agreement shall be valid unless made in writing, dated, and signed by both parties.

         14.      Severability/Continuity.
                  -----------------------

                  If any provision of this Agreement shall be found invalid or unenforceable toy extent the remainder of this Agreement or the application thereof to other situations, shall not be affected thereby. This Agreement shall be binding and inure to the benefit of the parties and their personal representatives, successors and assigns.

         15.      Governing Law.
                  -------------

                  This Agreement shall be governed by the laws of the State of Florida and the United States of America, without regard to conflict of laws provisions.

IN VVITNESS WHEREOF, the parties hereto have executed this contract and agreement effective as of the day and year first above written.

COMPANY:                                     SALES ORGANIZATIONS:

IDS Cellular, INC.                           Regal Marketing International, Inc.


-------------------------------              --------------------------------
Brad Kline, President                        Adam J. Gobert, President
3350 N.W. 2nd Ave Suite A-44                 5 St. David's Way
Boca Raton, Florida 33431                    Wellington, Florida 33414



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                                    EXHIBIT A
                              COMPENSATION SCHEDULE

The following sets forth the compensation to Sales Organization for each phone sold.

         1. For each phone sold to an end user on a plan in excess of Forty Dollars ($40,00) per month, Sales Organization shall receive a one-time commission of One Hundred Twenty Dollars ($120.00)*

         2. All Sprint sales that exceeds Fifty Dollars ($50.00) monthly end user plans, Sales Organization will be paid a commission of Fifty Dollars ($50.00). This commission will be paid Thirty (30) to Thirty-five (35) days after the end of the month.

         3. Any and all 'charge backs' on phones sold by Sales Organization shall be deducted from the current payment of commissions. Indirect cost of the phone, currently at $128.00 per phone, also shall be deducted in such cases in the event that Sales Organization does not retrieve the physical phone from the charge back customer. On Sprint PCS commissions only the commission paid will be charged back.

         4. Weekly payments of commissions shall be paid at Seventy Percent (70%) of the face value of the commission (less applicable charge backs, indirect phone cost, and a Ten Percent (10%) holdback for charge backs), to be paid by check to the Sales Organization each week on Friday. Commission's earned Friday thru Thursday will be included in this weekly check, Commissions will become owed after the end- user receives delivery of their phone. The balance of AT&T commissions due will be paid Forty days (40) after the months end.

         5. Holdbacks in the amount of Ten Percent (10%) of the total commission will be deducted and held for a One Hundred Eighty (180) day period after which they will be released on a weekly basis less any charge back amounts due. IDS Cellular reserves the right to offset any commissions with charge backs at any time. IDS Cellular reserves the right to raise the percentages amount of holdbacks or reserves, if the charge backs warrant it.

         6. All applications run through AT&T Wireless credit system have a Sixty Cent ($0.60) per app charge. A carrying charge of Three Percent (3%) per month will be applied on the outstanding factoring monies.

*Current AT&T Commissions are subject to change. If any change in AT&T commission occurs IDS Cellular reserves the right to reduce commissions with notice going forward. *


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